Exhibit 10.3

April 6, 2021

KBS FASHION GROUP LIMITED

Xin Fengge Building

Yupu Industrial Park

Shishi City, Fujian Province 362700

People’s Republic of China

Re: Lock-Up Agreement

Ladies and Gentlemen:

Reference is hereby made to the Subscription Agreement dated the date hereof between KBS Fashion Group Limited, a corporation incorporated in the Republic of the Marshall Islands, and the undersigned. Capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in said Subscription Agreement.

The undersigned Subscriber hereby agrees that for a period (the “Lock-Up Period”) of two (2) years following the Closing, the Subscriber will not, without the prior written consent of the Company, directly or indirectly,

(1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any of the Shares, or any securities convertible into or exercisable or exchangeable for the Shares (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Exchange Act (such shares or securities, the “Beneficially Owned Shares”);

(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Beneficially Owned Shares, the Shares, or any securities convertible into or exchangeable for the Shares, regardless of whether any such transaction described herein is to be settled by delivery of the Shares or such other securities, or by delivery of cash or otherwise; or

(3) make any demand for, or exercise any right with respect to, the registration of any of the Shares, Beneficially Owned Shares, or any security convertible into or exercisable or exchangeable for the Shares or Beneficially Owned Shares.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Company. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  None of the restrictions set forth in this Lock-Up Agreement shall apply to shares of Common Stock acquired in open market transactions after the date hereof. In addition, if the undersigned is a partnership, limited liability company, trust, corporation or similar entity, it may distribute the Common Stock or Beneficially Owned Shares to its partners, members or stockholders; provided, however, that in each such case, prior to any such transfer, each transferee shall execute a duplicate form of this Lock-Up Agreement or execute an agreement, reasonably satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such Common Stock or Beneficially Owned Shares subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Shares or Beneficially Owned Shares even if such Shares or Beneficially Owned Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Shares or Beneficially Owned Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares or Beneficially Owned Shares.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned during the Lock-Up Period (as may have been extended pursuant hereto), except in compliance with this Lock-Up Agreement.

The undersigned understands that, if the Subscription Agreement executed by Subscriber does not become effective, or if the offering by the Company of the Shares shall expire, terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or if the Subscription Agreement has not been executed within thirty (30) days of the date hereof, this Lock-Up Agreement shall be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,